Exhibit 3.29(b)

FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT

OF

WESTLAKE STYRENE LLC

THIS FIRST AMENDMENT (this “Amendment”) to the Limited Liability Company Agreement of Westlake Styrene LLC, a Delaware limited liability company (the “Company”), dated as of December 31, 2007 (the “LLC Agreement”) is made and entered into as of December 31, 2007 by Westlake Olefins Corporation (“Olefins”), a Delaware corporation and successor by merger to Westlake Chemical Holdings, Inc. (“Holdings”). Capitalized terms used herein and not otherwise herein defined are used as defined in the LLC Agreement.

WHEREAS, pursuant to the LLC Agreement, Holdings was the sole member of the Company;

WHEREAS, as of the date hereof, Holdings was merged with and into Olefins, with Olefins surviving the merger;

WHEREAS, by operation of such merger, Olefins, as the successor by merger to Holdings, became the sole member of the Company; and

WHEREAS, Olefins, in its capacity as the sole member of the Company, desires to amend the LLC Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, intending to be legally bound, the undersigned does hereby certify as follows:

1. Each reference to “Westlake Chemical Holdings, Inc.” in the LLC Agreement is hereby amended to refer to “Westlake Olefins Corporation”.

2. Schedule I of the LLC Agreement is hereby amended and restated in its entirety in the form attached as Exhibit A hereto.

3. Except as amended pursuant to this Amendment, the LLC Agreement is hereby ratified and confirmed in all respects.

4. This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of this 31st day of December, 2007.

WESTLAKE OLEFINS CORPORATION

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	Director and President

Consented and Agreed to by Westlake Chemical Investments, Inc., in its capacity as Manager of the Company

WESTLAKE CHEMICAL INVESTMENTS, INC.

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	Director and President

EXHIBIT A

SCHEDULE I

Identification of Members,

Capital Contributions and Percentage Interests

Name & Address	Capital Contribution	Percentage Interest

Westlake Olefins Corporation 2801 Post Oak Boulevard Suite 600 Houston, Texas 77056	The money, property or services previously contributed by the Initial Member to the Converted Limited Partnership, the identified and agreed value of which are recorded in the books and records of the Company.	100%

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